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                                                                    EXHIBIT 23.6

    As independent public auditors, we hereby consent to the use in this Registration Statement of our report dated March 9, 1999, on A2000 Holding N.V. as of December 31, 1998 and 1997, and for the years then ended, included in this Registration Statement, and to all references to our Firm included in this Registration Statement.

                                        Arthur Andersen

Amstelveen, The Netherlands
December 13, 1999